Exhibit 4.12

Execution Copy

ANNEX A

ISDA®

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of  December 13, 2007 between

Barclays Bank PLC (hereinafter referred to as “Party A” or “Pledgor”)

and

Wilmington Trust Company, not in its individual capacity but solely in its capacity as trustee (“Trustee”) of the CNH Equipment Trust 2007-C (the “Trust”) (hereinafter referred to as “Party B” or “Secured Party”).

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13.  Elections and Variables.

(a)                                  Security Interest for “Obligations”.  The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)                                 Credit Support Obligations.

(i)                                     Delivery Amount, Return Amount and Credit Support Amount.

(A)                              “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)                                    the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”, and

(II)                                the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)                                  the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(2)                                  the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(3)                                  the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.”

(B)                                “Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)                                    the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)                                  the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)                                  the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date, and

(3)                                  the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date.”

(C)                                “Credit Support Amount” shall not apply.  For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s Credit Support Amount, or the Fitch Credit Support Amount, in each case  for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)                                  Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Approved Ratings Valuation Percentage	S&P Required Ratings Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage	Fitch & DBRS Valuation Percentage
(A) Cash	100%	80%	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.9%	79.1%	100%	100%	97.5%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	92.6%	74.1%	100%	94%	86.3%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	N/A	N/A	100%	87%	79%

Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor’s expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Notes), and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.

(iii)                               Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Notes) shall have been obtained.  For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

(iv)                              Threshold.

(A)                              “Independent Amount” means zero with respect to Party A and Party B.

(B)                                “Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Downgrade Event has occurred and is continuing and such Moody’s First Trigger Downgrade Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Party A and any Valuation Date, if  an S&P Approved Threshold Downgrade Event has occurred and is continuing and such S&P Approved Threshold Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“Fitch Threshold” means, with respect to Party A and any Valuation Date, if a Fitch Approved Threshold Downgrade Event has occurred and is continuing and such Fitch Approved Threshold Downgrade Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity

                                                                                                                                                      “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)                                “Minimum Transfer Amount” means USD 100,000; provided, however, that if the aggregate principal balance of Notes rated by S&P ceases to be more than USD 50,000,000, “Minimum Transfer Amount” means USD 50,000; provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, “Minimum Transfer Amount” means zero.

(D)                               Rounding:  The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 1000.

(c)                                  Valuation and Timing.

(i)                                     “Valuation Agent” means Party A.  The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)                                  “Valuation Date” means each Local Business Day.

(iii)                               “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)                              “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)                                 Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  None.

(e)                                  Substitution.

(i)                                     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                                  Consent.  If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d):  Inapplicable.

(f)                                    Dispute Resolution.

(i)                                     “Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)                                  Value.  Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s Value, and Fitch Value, on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral comprised of Cash, the amount of such Cash.

For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)                               Alternative.  The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)                                 Holding and Using Posted Collateral.

(i)                                     Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral.  Party B’s Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)                                  The Custodian for Party B shall be the same banking institution that acts as Trustee for the Notes.

(2)                                  The Custodian for Party B shall have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1” or, if no short-term rating is available, a long-term unsecured debt rating from S&P of “A+.”  The Trustee is required to replace the Custodian within 60 calendar days of the Custodian’s rating falling below “A-1,” in the case of a short-term rating, or “A+,” in the case of a long-term rating.

Initially, the Custodian for Party B is:  to be advised in writing by Party B to Party A.

(ii)                                  Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated “AAAm” or “AAAm-G” by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day’s notice of a request for withdrawal.

(h)                                 Distributions and Interest Amount.

(i)                                     Interest Rate.  The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

(ii)                                  Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)                               Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)                                     Additional Representation(s).  There are no additional representations by either party.

(j)                                     Other Eligible Support and Other Posted Support.

(i)                                     “Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k)                                  Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A:

5 The North Colonnade
Canary Wharf
London E14 4BB, England
Attention:	Swaps Documentation
Facsimile No.:	0207-773-6857/6858
Telephone No.:	0207-773-6915/6904

with a copy to:

General Counsel’s Office
200 Park Avenue
New York, NY 10166

Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian, at the address specified pursuant to the Notices Section of this Agreement.

(l)                                     Address for Transfers.  Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

(m)                               Other Provisions.

(i)                                     Collateral Account.  The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(ii)                                  Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)                               Calculation of Value.  Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, Fitch Value”.  Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, a Moody’s Value, and a Fitch Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and Fitch Value”.  Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, or Fitch Value”.  Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s Value, and Fitch Value”.  Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or Fitch Value, as may be”.  Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s Value, or Fitch Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s Value, or Fitch Value”.  Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s Value or Fitch Value”.

(iv)                              Form of Annex.  Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)                                 Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.  Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Moody’s Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, (C) a Fitch Required Ratings Downgrade

Event has occurred and been continuing for 30 or more days, or (D) a DBRS Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

(vi)                              Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)                           Withholding.  Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof  the words “less any applicable withholding taxes.”

 (viii)       Additional Definitions.  As used in this Annex:

 “Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“Fitch Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold.

“Fitch Credit Support Amount” means, for any Valuation Date: means, for any Valuation Date,

(A)                              if the Fitch Threshold for such Valuation Date is zero, an amount equal to the sum of (1) the Secured Party’s Exposure and (2) the sum, for each Transaction, of the product of (a) the Fitch Volatility Cushion for such Transaction and (b) the Notional Amount of such Transaction for the Calculation Period which includes such Valuation Date, or

(B)                                if the Fitch Threshold for such Valuation Date is infinity, zero.

“Fitch Valuation Percentage” means, for any Valuation Date and each item of Eligible Collateral, if the Fitch Threshold for such Valuation Date is zero, the corresponding percentage for such Eligible Collateral in the column headed “Fitch Valuation Percentage”.

“Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).  The Fitch Value of Cash will be the amount of such Cash.

“Fitch Volatility Cushion” means, for any Transaction, the related percentage set forth in the following table:

Rating of Most Senior Class of Notes Outstanding on Valuation Date	Remaining Weighted Average Maturity of Transaction (years)
	1	2	3	4	5	6	7	8	9	10
At least “AA-”	0.6%	1.6%	2.6%	3.4%	4.2%	4.8%	5.5%	5.9%	6.4%	7.0%
“A+/A”	0.3%	0.8%	1.3%	1.7%	2.1%	2.4%	2.8%	3.0%	3.3%	3.6%

“A-/BBB+” or lower	0.2%	0.6%	1.0%	1.3%	1.6%	1.9%	2.1%	2.3%	2.5%	2.7%

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)                              if the Moody’s Threshold for such Valuation Date is zero and it is not the case that a Moody’s Second Trigger Downgrade Event  has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of Moody’s First Trigger Additional Amounts for each Transaction and such Valuation Date;

(B)                                if a Moody’s Second Trigger Downgrade Event  has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for each Transaction and such Valuation Date, and (z) the sum of the Secured Party’s Exposure and the aggregate of Moody’s Second Trigger Additional Amounts for each Transaction and such Valuation Date; or

(C)                                if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction, the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“Moody’s First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A)          if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)           if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional

Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date;

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the Moody’s Threshold for such Valuation Date is zero and it is not the case that a Moody’s Second Trigger Downgrade Event  has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Valuation Percentage” or (ii) if a Moody’s Second Trigger Ratings Event has occurred and been continuing  for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Valuation Percentage”.

“Moody’s Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody’s Valuation Percentage set forth in Paragraph 13(b)(ii). The Moody’s Value of Cash will be the amount of such Cash.

“Next Payment” means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

“Next Payment Date” means, for each Transaction, the date on which the next scheduled payment under such Transaction is due to be paid.

 “S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)                              if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)                                if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)                                if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Approved Ratings Valuation Percentage” or (ii) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Required Ratings Valuation Percentage”.

“S&P Value” means, on any date and with respect to any Eligible Collateral, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction-Specific Hedge” means any Transaction in respect of which (x) the notional amount is “balance guaranteed” or (y) the notional amount for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s Value and Fitch Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s Valuation Percentage, or Fitch Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s Value, and the related Fitch Value.

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Table 1

Remaining Weighted Average Life of Hedge in Years	Moody’s First Trigger Factor—Single Currency Interest Rate Hedges	Moody’s First Trigger Factor—Currency Hedges

Equal to or less than 1	0.15%	1.10%

Greater than 1 but less than or equal to 2	0.30%	1.20%

Greater than 2 but less than or equal to 3	0.40%	1.30%

Greater than 3 but less than or equal to 4	0.60%	1.40%

Greater than 4 but less than or equal to 5	0.70%	1.50%

Greater than 5 but less than or equal to 6	0.80%	1.60%

Greater than 6 but less than or equal to 7	1.00%	1.60%

Greater than 7 but less than or equal to 8	1.10%	1.70%

Greater than 8 but less than or equal to 9	1.20%	1.80%

Greater than 9 but less than or equal to 10	1.30%	1.90%

Greater than 10 but less than or equal to 11	1.40%	1.90%

Greater than 11 but less than or equal to 12	1.50%	2.00%

Greater than 12 but less than or equal to 13	1.60%	2.10%

Greater than 13 but less than or equal to 14	1.70%	2.10%

Greater than 14 but less than or equal to 15	1.80%	2.20%

Greater than 15 but less than or equal to 16	1.90%	2.30%

Greater than 16 but less than or equal to 17	2.00%	2.30%

Greater than 17 but less than or equal to 18	2.00%	2.40%

Greater than 18 but less than or equal to 19	2.00%	2.40%

Greater than 19 but less than or equal to 20	2.00%	2.50%

Greater than 20 but less than or equal to 21	2.00%	2.50%

Greater than 21 but less than or equal to 22	2.00%	2.50%

Greater than 22 but less than or equal to 23	2.00%	2.50%

Greater than 23 but less than or equal to 24	2.00%	2.50%

Greater than 24 but less than or equal to 25	2.00%	2.50%

Greater than 25 but less than or equal to 26	2.00%	2.50%

Greater than 26 but less than or equal to 27	2.00%	2.50%

Greater than 27 but less than or equal to 28	2.00%	2.50%

Greater than 28 but less than or equal to 29	2.00%	2.50%

Greater than 29	2.00%	2.50%

Table 2

Remaining Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factor— Single Currency Interest Rate Swaps	Moody’s Second Trigger Factor— Currency Swaps

Equal to or less than 1	0.50%	6.10%

Greater than 1 but less than or equal to 2	1.00%	6.30%

Greater than 2 but less than or equal to 3	1.50%	6.40%

Greater than 3 but less than or equal to 4	1.90%	6.60%

Greater than 4 but less than or equal to 5	2.40%	6.70%

Greater than 5 but less than or equal to 6	2.80%	6.80%

Greater than 6 but less than or equal to 7	3.20%	7.00%

Greater than 7 but less than or equal to 8	3.60%	7.10%

Greater than 8 but less than or equal to 9	4.00%	7.20%

Greater than 9 but less than or equal to 10	4.40%	7.30%

Greater than 10 but less than or equal to 11	4.70%	7.40%

Greater than 11 but less than or equal to 12	5.00%	7.50%

Greater than 12 but less than or equal to 13	5.40%	7.60%

Greater than 13 but less than or equal to 14	5.70%	7.70%

Greater than 14 but less than or equal to 15	6.00%	7.80%

Greater than 15 but less than or equal to 16	6.30%	7.90%

Greater than 16 but less than or equal to 17	6.60%	8.00%

Greater than 17 but less than or equal to 18	6.90%	8.10%

Greater than 18 but less than or equal to 19	7.20%	8.20%

Greater than 19 but less than or equal to 20	7.50%	8.20%

Greater than 20 but less than or equal to 21	7.80%	8.30%

Greater than 21 but less than or equal to 22	8.00%	8.40%

Greater than 22 but less than or equal to 23	8.00%	8.50%

Greater than 23 but less than or equal to 24	8.00%	8.60%

Greater than 24 but less than or equal to 25	8.00%	8.60%

Greater than 25 but less than or equal to 26	8.00%	8.70%

Greater than 26 but less than or equal to 27	8.00%	8.80%

Greater than 27 but less than or equal to 28	8.00%	8.80%

Greater than 28 but less than or equal to 29	8.00%	8.90%

Greater than 29	8.00%	9.00%

Table 3

Remaining Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factor—Single Currency Interest Rate Hedges	Moody’s Second Trigger Factor— Currency Hedges

Equal to or less than 1	0.65%	6.30%

Greater than 1 but less than or equal to 2	1.30%	6.60%

Greater than 2 but less than or equal to 3	1.90%	6.90%

Greater than 3 but less than or equal to 4	2.50%	7.10%

Greater than 4 but less than or equal to 5	3.10%	7.40%

Greater than 5 but less than or equal to 6	3.60%	7.70%

Greater than 6 but less than or equal to 7	4.20%	7.90%

Greater than 7 but less than or equal to 8	4.70%	8.20%

Greater than 8 but less than or equal to 9	5.20%	8.40%

Greater than 9 but less than or equal to 10	5.70%	8.60%

Greater than 10 but less than or equal to 11	6.10%	8.80%

Greater than 11 but less than or equal to 12	6.50%	9.00%

Greater than 12 but less than or equal to 13	7.00%	9.20%

Greater than 13 but less than or equal to 14	7.40%	9.40%

Greater than 14 but less than or equal to 15	7.80%	9.60%

Greater than 15 but less than or equal to 16	8.20%	9.80%

Greater than 16 but less than or equal to 17	8.60%	10.00%

Greater than 17 but less than or equal to 18	9.00%	10.10%

Greater than 18 but less than or equal to 19	9.40%	10.30%

Greater than 19 but less than or equal to 20	9.70%	10.50%

Greater than 20 but less than or equal to 21	10.00%	10.70%

Greater than 21 but less than or equal to 22	10.00%	10.80%

Greater than 22 but less than or equal to 23	10.00%	11.00%

Greater than 23 but less than or equal to 24	10.00%	11.00%

Greater than 24 but less than or equal to 25	10.00%	11.00%

Greater than 25 but less than or equal to 26	10.00%	11.00%

Greater than 26 but less than or equal to 27	10.00%	11.00%

Greater than 27 but less than or equal to 28	10.00%	11.00%

Greater than 28 but less than or equal to 29	10.00%	11.00%

Greater than 29	10.00%	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized officers with effect from the date so specified on the first page hereof.

For and on behalf of BARCLAYS BANK PLC		CNH EQUIPMENT TRUST 2007-C By: Wilmington Trust Company, not in its individual capacity but solely as Trustee

By:	/s/ LeeLee Panno	By:	/s/ J. Christopher Murphy
Name:	LeeLee Panno	Name:	J. Christopher Murphy
Title:	Associate Director	Title:	Financial Services Officer